EXHIBIT 21

                              LIST OF SUBSIDIARIES

         Name                                  State of Incorporation
         ----                                  ----------------------
Prairie Telephone Company, Inc.                        Iowa
Westside Independent Telephone Company                 Iowa
Tele-Services, Ltd.                                    Iowa
BTC, Inc.                                              Iowa
Pacific Junction Telemarketing Center, Inc.            Iowa


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